THE BANK OF THE SOMERSET HILLS


                                     BYLAWS

REVISED THROUGH 01/01/02

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                        T A B L E   O F   C O N T E N T S

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ARTICLE I - STOCKHOLDERS MEETINGS
     Section 1.1 - Annual Meetings .....................................      1
     Section 1.2 - Special Meetings ....................................      1
     Section 1.3 - Quorum and Conduct of Meetings ......................      2
     Section 1.4 - Judges of Election ..................................      2
     Section 1.5 - Voting ..............................................      2
ARTICLE II - BOARD OF DIRECTORS
     Section 2.1 - Number; Qualifications ..............................      3
     Section 2.2 - Election; Vacancies; Tenure .........................      3
     Section 2.3 - Stock Ownership .....................................      3
     Section 2.4 - Meetings; Quorum ....................................      4
     Section 2.5 - Compensation ........................................      4
ARTICLE III - OFFICERS
     Section 3.1 - Designation .........................................      5
     Section 3.2 - Election; Qualifications; Term ......................      5
     Section 3.3 - Appointive Officers and Agents ......................      5
     Section 3.4 - Compensation ........................................      6
     Section 3.5 - Chairman of the Board ...............................      6
     Section 3.6 - Acting Chairman of the Board ........................      6
     Section 3.7 - President ...........................................      6
     Section 3.8 - Executive Vice Presidents ...........................      7
     Section 3.9 - Senior Vice Presidents ..............................      7
     Section 3.10 - Vice Presidents ....................................      7
     Section 3.11 - Treasurer ..........................................      7
     Section 3.12 - Secretary ..........................................      7
     Section 3.13 - Senior Lending Officer .............................      8
     Section 3.14 - Auditor ............................................      8
     Section 3.15 - Controller .........................................      8
     Section 3.16 - Chief Executive Officer ............................      8
ARTICLE IV - COMMITTEES
     Section 4.1 - Executive Committee .................................      9
     Section 4.2 - Audit Committee .....................................     10
     Section 4.3 - Loan Committee ......................................     10
     Section 4.4 - Investment Committee ................................     11
     Section 4.5 - Human Resources Committee ...........................     12
     Section 4.6 - Other Committees ....................................     12
ARTICLE V - SHARES OF CAPITAL STOCK
     Section 5.1 - Stock Certificates ..................................     13
     Section 5.2 - Transfers of Shares .................................     14
     Section 5.3 - Lost, Destroyed or Stolen Certificates ..............     14
     Section 5.4 - Record Date .........................................     14
ARTICLE VI - CORPORATE SEAL
     Section 6.1 - Seal ................................................     15
ARTICLE VII - AMENDMENTS
     Section 7.1 - Amendments ..........................................     15
ARTICLE VIII - EMERGENCY BYLAWS
     Section 8.1 - Effective Period ....................................     15
     Section 8.2 - Meetings; Notice; Quorum; Powers ....................     16
     Section 8.3 - Non-Liability .......................................     16
     Section 8.4 - Repeal or Change ....................................     17
ARTICLE IX - INDEMNIFICATION FROM ACTIONS AGAINST DIRECTORS,
     MANAGERS, OFFICERS AND EMPLOYEES OF THE BANK OF THE
     SOMERSET HILLS
     Section 9.1 - Indemnification of Corporate Agent ..................     17


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                                     BYLAWS
                                       OF
                         THE BANK OF THE SOMERSET HILLS

                        ARTICLE I - STOCKHOLDERS MEETINGS

SECTION 1.1 - ANNUAL MEETINGS

(a) The annual meeting of the stockholders of The Bank of the Somerset Hills for the election of Directors and the transaction of such other business as may properly be brought before said meeting shall be held at the Main Office of the Bank, at 155 Morristown Road in the Borough of Bernardsville, or at such other place as the Board of Directors may legally designate, on the fourth Thursday of April in each year at such hour as shall be stated in the call for the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of New Jersey, such meeting shall be held on the next succeeding business day. If, for any reason, an election of Directors is not made on the day designated herein for the annual meeting of stockholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be, according to the provisions of law; and notice thereof shall be given in the manner herein provided for the annual meeting.

(b) Notice of the annual meeting of the stockholders shall be published once in the Courier News or such other newspaper published and circulated in the municipality in which the Bank maintains its principal office, or, if there be no such newspaper, then in one published in the county in which the Bank maintains its principal office or in an adjoining county, and which has general circulation in the municipality in which the Bank maintains its principal office, not less than ten days prior to the date fixed for such meeting. In addition, notice of such meeting shall be given to the stockholders not less than ten nor more than forty-five (45) days prior thereto, by mail, postage prepaid, addressed to each stockholder at his address as it appears on the books of the Bank; this notice shall specify the place, date and hour of the meeting and the nature of the business to be transacted. [revised per 2/18/99 Resolution]

SECTION 1.2 - SPECIAL MEETINGS

(a) Special meetings of the stockholders may be called at any time by the Board of Directors, the Chairman, the President or by the holders of not less than 20% of all outstanding shares of the Bank entitled to vote at the meeting.

(b) Notice of such meeting shall be given to the stockholders not less than ten nor more than thirty days prior thereto, by mail, postage prepaid, addressed to each stockholder at his address as it appears on the books of the Bank; this notice shall specify the place, date and hour of the meeting and the nature of the business to be transacted.


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SECTION 1.3 - QUORUM AND CONDUCT OF MEETINGS

(a) At all meetings of stockholders, the presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum for the transaction of business. Unless otherwise provided by law or by the Certificate of Incorporation, the acts of the holders of a majority of the shares represented at any meeting at which a quorum is present shall be the acts of the stockholders. In the absence of a quorum, the holders of a majority of the shares of capital stock present in person or by proxy may adjourn any meeting from time to time until a quorum is present and no notice of any adjourned meeting needs to be given. At any such adjourned meeting, at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

(b) The Chairman of the Board, or, in his absence, the President, shall preside at, and the Secretary shall take the minutes of, all meetings of the stockholders. If the Chairman and the President are not present at any meeting of stockholders, the stockholders may elect a person to preside at such meeting; if the Secretary is not present, the stockholders may elect a person to act as Secretary of the Meeting and the Secretary so chosen shall record the minutes in the minute book of the Bank.

SECTION 1.4 - JUDGES OF ELECTION

(a) In advance of each meeting of the stockholders, the Board of Directors shall appoint one judge or three judges who may be stockholders. If a judge or judges be not so appointed, or, if appointed, shall fail or refuse to serve at such meeting or at an adjournment thereof, the Chairman of the meeting shall make the appointment or fill any vacancy. If no judge shall have been appointed in advance of a meeting, the stockholders shall determine whether one or three judges shall be appointed.

(b) Before entering upon his duties, each judge shall take and subscribe an oath to perform the duties of his office impartially and in good faith.

(c)  The judge or judges shall perform the duties prescribed by law
     (R.S.17:9A-92).

SECTION 1.5 - VOTING

(a) Stockholders may vote at all meetings either in person or by proxy. Proxies shall be executed and considered valid in accordance with the law (R.S.17:9A-90).

(b) Each share of stock shall entitle the registered holder thereof to (1) one vote with respect to each matter presented at a stockholders meeting, and
     (2) one vote for each Director to be elected.



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                         ARTICLE II - BOARD OF DIRECTORS

SECTION 2.1 - NUMBER; QUALIFICATIONS

(a) The Bank shall be managed by a Board of not less than five and not more than twenty-five Directors, one of which shall be the President; the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the stockholders at any meeting at which Directors are to be elected. Except as expressly limited by law, all corporate powers of the Bank shall be vested in and may be exercised by said Board.

(b) The Board of Directors, at the time of retirement, without regard for the foregoing limitations, may designate a Director as a Director Emeritus for such period thereafter, with such duties and functions, and with such compensation as it may be determined to be appropriate.

SECTION 2.2 - ELECTION; VACANCIES; TENURE

(a) Directors shall be elected by ballot of the stockholders at each annual meeting and the persons receiving the greatest number of votes shall be the Directors.

(b) When an increase in the number of Directors is authorized, the newly created directorships shall be filled by the stockholders; provided, however, that the Board of Directors may, between annual meetings, increase the number of Directors by not more than two, and may appoint persons to fill the vacancies so created. Any other vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors.

(c) A Director elected at an annual meeting of the stockholders shall hold office from the time when a majority of all Directors elected at such meeting shall have qualified, until the time when a majority of the Directors elected at the next annual meeting shall have qualified. A Director otherwise elected or appointed shall hold office from the time when he shall have qualified until the time when a majority of the Directors elected at the next annual meeting shall have qualified.

SECTION 2.3 - STOCK OWNERSHIP

     Each Director shall own in good faith and hold in his own name not less than $500.00 par value unpledged shares of the capital stock of the Bank, or of a company, as such term is defined in R.S.17:9A-344, owning more than 80% of the capital stock of the Bank, or, if the shares of any such company shall be without par value, capital stock having an aggregate book value of at least $500.00.



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SECTION 2.4 - MEETINGS; QUORUM

(a) Regular meetings of the Board shall be held at the Main Office of the Bank on the fourth Tuesday of each month (or if a legal holiday in the State of New Jersey, on the next following banking day) unless another place or time be fixed by resolution of the Board. No notice of such regular meetings need be given and any business may be transacted at such meeting. [Revised per 1/01 Resolution]

(b) Special meetings of the Board may be called at any time by the following officers in the order named, those following having such authority only in the absence of all preceding: Chairman, President, Chairman of the Executive Committee, Chairman of the Loan and Investment Committee. Special meetings of the Board shall be called by the aforenamed officers, in the order stated, upon the written request of any three Directors, which request shall state the purpose of the meeting. Notice of each such special meeting shall be mailed postage prepaid to each Director, addressed to him at his residence or usual place of business or other address filed by him with the Secretary for such purpose, or shall be sent to him by telegraph, cable or wireless, or shall be delivered or given to him personally or by telephone, not later than the second day preceding the day on which the meeting is to be held. Every such notice shall state the time, place and purpose of the meeting.

(c) Waiver of notice in writing by any Director of any special meeting, whether prior or subsequent to such meeting, or attendance at such meeting by any Director, shall be equivalent to notice to such Director of such meeting.

(d) A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business at any meeting and, except as otherwise provided by law, action taken by a majority of a quorum shall be the action of the Board. In the absence of a quorum, a majority of the Directors present may adjourn any meeting from time to time until a quorum is present and no notice of any adjourned meeting need be given; at any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

(e) Any or all Directors may participate in a meeting of the Board or a Committee of the Board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

SECTION 2.5 - COMPENSATION

     Directors, who are not full-time officers of the Bank, shall receive such compensation for attendance at Director's meetings and for services rendered as members of Committees of the Board and the Board of Directors may, from time to time, provide.



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                             ARTICLE III - OFFICERS

SECTION 3.1 - DESIGNATION

     The principal officers of the Bank shall be a Chairman, a Chief Executive Officer, a President, one or more Vice Presidents (the numbers thereof to be determined by the Board, and one or more of whom may be designated as Executive Vice President or Senior Vice President), a Treasurer and a Secretary. There may be such other officers as shall be appointed in accordance with the provisions of Section 3.3 of this Article. One person may hold two or more offices and perform the duties thereof, except that no person shall hold the offices of both President and any designation of Vice President. [Revised per 10/00 Resolution]

SECTION 3.2 - ELECTION; QUALIFICATIONS; TERM

(a) The principal officers of the Bank shall be elected annually by the Board at its first meeting following the annual meeting of stockholders. The Chairman, the Chief Executive Officer, and the President shall be chosen from among the Directors. [Revised per 10/00 Resolution]

(b) Each principal officer of the Bank shall hold office from the time of his election until the first meeting of the Board following the next annual meeting of stockholders and until his successor shall have been elected and qualified, or until his death, or until he shall resign, or until he shall have been removed. Any officer may be removed at any time by the Board of Directors at its pleasure.

(c) A vacancy in the office of a principal officer may be filled by the Board for the unexpired portion of the term.

SECTION 3.3 - APPOINTIVE OFFICERS AND AGENTS

     The Board may appoint such officers, other than principal officers, including one or more Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries and such agents and employees, as the Board may deem necessary or advisable, each of whom shall hold his office or his position, as the case may be, for such period, have such authority and perform such duties as may be provided in these Bylaws and as may be assigned to him, at any time or from time to time, by the Board, the Chairman of the Board, the Chief Executive Officer, or the President. [Revised per 10/00 Resolution]



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SECTION 3.4 - COMPENSATION

     The compensation of the Chairman of the Board, the Chief Executive Officer and the President in their respective capacities shall be fixed by the Board, after receiving recommendations from the Human Resources Committee of the Board. The compensation of all other officers of the Bank shall be determined as provided by the Human Resources Committee. [Revised per 10/00 Resolution]

SECTION 3.5 - CHAIRMAN OF THE BOARD

     The Chairman of the Board shall preside at all meetings of the stockholders and of the Board. He shall preside at meetings of the Executive Committee during the absence of the Committee Chairman, and shall preside at meetings of the Loan Committee and the Investment Committee during the absence of the Committee Chairman. He shall be a member of all Committees of the Board, except the Audit Committee and the Human Resources Committee. He shall have the responsibilities, authority and duties provided by the other provisions of these Bylaws and shall have such other powers and perform such other duties as may, from time to time, be assigned to him by the Board or the Executive Committee, or may devolve upon him by statute or governmental regulation. In the absence of the Chairman and President, the Chairman of the Executive Committee, or in his absence, the Chairman of the Loan and Investment Committee, shall preside at all meetings of the Board.

SECTION 3.6 - ACTING CHAIRMAN OF THE BOARD

     In the absence of the Chairman, an Acting Chairman shall preside at all meetings of the Board and, on the same basis as the Chairman, meetings of the Executive Committee and the Loan and Investment Committee. He shall be a member of all Committees of the Board, except the Audit Committee and the Human Resources Committee. He shall have the responsibilities, authority and duties provided by the other provisions of these Bylaws and shall have such other powers and perform such other duties as may, from time to time, be assigned to him by the Board or the Executive Committee.

SECTION 3.7 - PRESIDENT

     The President shall be in charge of the operations of the Bank and shall have the responsibility for carrying out the policies of the Board and Executive Committee and, subject to the direction of the Board and Executive Committee, shall have general supervision over the business affairs of the Bank. In the absence of the President, a Senior Vice President appointed by the Chairman with the concurrence of the Board, shall carry out the duties of the President. In the absence of the Chairman, the President shall preside at all meetings of the Board. He shall be a member of all Committees of the Board, except the Audit Committee and the Human Resources Committee. He shall have such powers and perform such other duties as are prescribed by these Bylaws and as may, from time to time, be assigned to him by the Board or the Executive Committee.


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SECTION 3.8 - EXECUTIVE VICE PRESIDENTS

     An Executive Vice President, if appointed, shall have such general supervision of the business affairs of the Bank or portions thereof as may be, from time to time, established and defined by the Board of Directors. An Executive Vice President appointed by the Board to each of those positions shall exercise such powers and carry out such duties as, from time to time, may be conferred upon or assigned to him by the Board of Directors, the Chairman or the President.

SECTION 3.9 - SENIOR VICE PRESIDENTS

     Each Senior Vice President shall have general supervision of such major departments or divisions of the Bank as may be, from time to time, established and defined by the Board of Directors. The Senior Vice President appointed by the Board to each of those positions shall exercise such powers and carry out such duties as, from time to time, may be conferred upon or assigned to him by the Board of Directors, the Chairman or the President.

SECTION 3.10 - VICE PRESIDENTS

     Each Vice President shall be appointed by the Board and shall have such power and perform such duties as the Board of Directors, the Chairman or the President may, from time to time, assign.

SECTION 3.11 - TREASURER

     The Treasurer shall be the chief financial officer of the Bank. He shall have and may exercise the powers conferred by these Bylaws and such further powers and duties as, from time to time, may be conferred upon or assigned to him by the Board of Directors, the Chairman or the President.

SECTION 3.12 - SECRETARY

     The Secretary shall attend all meetings of the stockholders, the Board of Directors and the Executive Committee and shall be and act as Secretary of such meetings. He shall give, or cause to be given, all notices provided for in these Bylaws or required by the Certificate of Incorporation or by law; he shall be custodian of the Seal of the Bank and see that the seal is affixed to all documents, the execution of which on behalf of the Bank under its seal is duly authorized in accordance with these Bylaws; and in general shall exercise all powers and perform all duties incident to the office of Secretary and such other powers and duties as may, from time to time, be assigned to him by the Board or the Chairman or be prescribed by these Bylaws.



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SECTION 3.13 - SENIOR LENDING OFFICER

     The Board may appoint a Senior Lending Officer who shall be the chief loan officer of the Bank and directly responsible, under the supervision of the President, for the operation and management of the lending functions of the Bank. He shall have and may exercise the powers conferred by these Bylaws and such further powers and duties as may be conferred upon or assigned to him by the Board of Directors, the Chairman or the President.

SECTION 3.14 - AUDITOR

     The Board of Directors will either appoint an auditor who shall continuously examine the affairs of the Bank, or contract with an outside accountant for auditing services that shall include the continuous examination of the affairs of the Bank. Such Auditor will receive instructions from the President, but such Auditor is directly responsible to the Board of Directors through the Audit Committee for the conduct of the examinations of the Bank and the reports and recommendations associated therewith. Under no circumstances shall the President act as a filter in this responsibility relationship, nor shall the President act to limit in any manner the nature or scope of any examinations deemed appropriate by the Auditor or the Audit Committee. [Revised per 10/22/98 Resolution]

SECTION 3.15 - CONTROLLER

     The Controller shall be the Chief Accounting Officer of the Bank. He shall have and may exercise the powers conferred by these Bylaws and such further powers and duties as, from time to time, may be conferred upon or assigned to him by the Board of Directors, by the Chairman or the President.

SECTION 3.16 - CHIEF EXECUTIVE OFFICER.

     The Chief Executive Officer shall have a seat on the Board of Directors and report directly to such Board. The Chief Executive Officer shall have such authority and perform such duties in the management of the Corporation as the Board of Directors shall determine. The Board of Directors may, from time to time, impose or confer upon the Chief Executive Officer such additional duties and powers as the Board of Directors may see fit. [Added per 10/00 Resolution]



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                             ARTICLE IV - COMMITTEES

SECTION 4.1 - EXECUTIVE COMMITTEE

(a) The Bank, when it has 9 or more Directors, may establish an Executive Committee, consisting of the Chairman of the Board and the President, who shall be members, and at least three (3) additional Directors appointed by the Board at its first meeting following the annual stockholders meeting. The Board may designate one or more other Directors as alternate members of the Executive Committee, who may replace any absent or disqualified member, other than a member, at any meeting of the Executive Committee. Vacancies in the Executive Committee shall be filled by the Board of Directors. Each member or alternate shall serve from the time of his appointment until the first meeting of the Board of Directors following the next annual meeting of stockholders unless sooner replaced by the Board. The Executive Committee shall select one of its members who is a Board member to be Chairman of the Executive Committee.

(b) The Executive Committee, when the Board of Directors is not in session, may exercise all of the powers of the Board of Directors with respect to the affairs of the Bank, except that the Committee may not: (1) declare a dividend or approve any other distribution to stockholders; (2) make, alter or repeal the Bylaws of the Bank; (3) elect or appoint any officer or director; or (4) exercise any other power which the Banking Act specifically provides shall be exercised by at least a majority of all the Directors.

(c) Meetings of the Executive Committee shall be held at least monthly at such times and places as the Committee shall determine, and upon the call of the Chairman of the Board or the Chairman of the Executive Committee at any time. The Chairman of the Committee, or in his absence the Chairman of the Board, shall preside at all meetings of the Executive Committee. In the event that both of said officers are absent, the Committee may elect a Chairman pro tem to preside. A majority of the Committee shall constitute a quorum and the act of the majority present at a meeting, at which a quorum is present, shall be the act of the Committee unless the act of a greater number is required by law.

(d) The minutes of each meeting of the Executive Committee shall be presented to the Board of Directors at its next meeting following such meeting of the Committee; except that, when such meeting of the Board of Directors occurs within two days following the day of such meeting of the Executive Committee, such minutes shall, if not presented at such first meeting, be presented to the Board of Directors at its second meeting following such meeting of the Committee.



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SECTION 4.2 - AUDIT COMMITTEE

(a) There shall be an Audit Committee composed of not less than three members of the Board of Directors (none of whom shall be operating officers), appointed annually by the Board at its first meeting following the annual stockholders meeting, whose duty it shall be to make suitable periodic examinations into the affairs of the Bank, or cause such examinations to be made, and to report the result of such examinations in writing to the Board at its next regular meeting thereafter. Such reports shall state whether the Bank is in a sound and solvent condition and whether adequate internal audit controls and procedures are being maintained, and shall recommend to the Board such changes in the manner of doing business or conducting the affairs of the Bank as shall be deemed advisable. The members of the Committee shall elect one member as its Chairman. The majority of the Committee shall constitute a quorum and the act of the majority of the members present at a meeting, at which a quorum is present, shall be the act of the Committee.

(b) The Audit Committee, upon its own recommendation and with the approval of the Board, shall employ a qualified firm of Certified Public Accountants to make an audit and examination of the affairs of the Bank. Such audit and examination shall be made at least once in each calendar year and shall be commenced not less than six months nor more than fifteen months following the commencement of the next preceding examination. The Committee shall review the report of such audit and examination and shall deliver same to the Board of Directors at its next regular meeting after same has been received.

(c) The Audit Committee shall review in detail all examinations of Federal and State regulatory authorities and present a report thereon to the Board of Directors. This function shall in no way relieve any individual Director of his responsibility to review such regulatory authority examinations personally.

(d) The Audit Committee shall also act as a review body for any subsequent changes in accounting policy proposed by management, the internal auditors or the Certified Public Accountants engaged according to Section (b) above.

SECTION 4.3 - LOAN COMMITTEE

(a) There shall be a Loan Committee, consisting of the Chairman of the Board, the President, the Senior Lending Officer and not less than three additional Directors. In addition, there shall be three alternate members consisting of outside Directors who may attend the meetings and vote when they are available. In order to constitute a quorum, there must be at least one half of the members present, three of whom must be outside Directors either regular or alternate members. Vacancies shall be filled by the Board of Directors. The Committee shall select one of its members to be Chairman thereof.



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(b)  Meetings of the Loan Committee shall be held at least twice monthly at such times and places as the Committee shall determine, and upon call of the Chairman of the Committee or any one of its members at any time. In order to constitute a quorum, the same members must be present as indicated in
     Section 4.3 (a) for the transaction of business at any meeting and the act of the majority of the members present at a meeting, at which a quorum is present, shall be the act of the Committee.

(c) To the extent permitted by law, the Committee shall have the following powers and duties:

     1. To recommend the Bank's Loan Policy to the Board of Directors for approval;

     2.   To review and approve officer loan approval;

     3.   To review loans approved under individual authority;

     4.   To review and act upon credit requests.

     5. To review delinquent loans of all types with such frequency as shall be determined by the Board of Directors;

     6.   To review and approve loans to employees;

     7. To review all lines of credit and all problem and workout loans on a periodic basis, as defined in the Bank's Loan Policy; and

     8. To review and recommend loan charge-offs to the Board of Directors for approval.

(d) The Committee may establish a subcommittee to review on a regular basis the classified loans and investments of the Bank. The powers and duties and the procedures for its actions may be established by the Committee, but in general the subcommittee shall have the authority to charge-off overdrafts and cash items and will recommend loan charge-offs to the Board of Directors.

SECTION 4.4 - INVESTMENT COMMITTEE

(a) There shall be an Investment Committee, consisting of the Chairman of the Board and the President and not fewer than three additional Directors of the Board. In addition, there shall be two alternative members consisting of outside directors who may attend the meetings and vote when they are available. In order to constitute a quorum, there must be at least one-half of the members present. Vacancy shall be filled by the Board of Directors. The Committee shall select one of its members, who is not an ex-officio member, to be Chairman thereof. [Revised per 10/22/98 Resolution]

(b) Meetings of the Investment Committee shall be held at least quarterly at such times and places as the Committee shall determine, and upon call of the Chairman of the Committee of its members at any time. In order to constitute a quorum, the same members must be present as indicated in
     Section 4.4 (a) for the transaction of business at any meeting and the act of the majority of the members present at a meeting, at which a quorum is present, shall be the act of the Committee.


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


(c) To the extent permitted by law, the Committee shall have the following powers and duties:

     1. To recommend the Bank's Investment Policy to the Board of Directors for approval;

     2.   To review and approve officer investment limits;

     3.   To review the investment activities of the Bank;

     4. Such other powers and duties as may be assigned by the Board of Directors, from time to time.

SECTION 4.5 - HUMAN RESOURCES COMMITTEE

(a) There shall be a Human Resources Committee composed of not less than four Directors who shall serve at the pleasure of the Board. Vacancies shall be filled by the Board of Directors. The Committee shall elect one of its members to be Chairman.

(b) Subject to the provisions of law, the Human Resources Committee may exercise all of the powers of the Board of Directors to: (1) adopt compensation policy, except as it involves the compensation of Directors, the Chairman and the President; (2) review and evaluate the compensation of the Directors, the Chairman, and the President, all recommendations of modification in any such compensation to be reported to the Board; (3) approve and monitor the Bank's compensation system, including benefits and other elements; (4) act for the Board as plan fiduciary under all of the Bank's pension and retirement plans to fulfill the requirement established under the Employee Retirement Income Security Act (E.R.I.S.A.), provided that this function shall not relieve the Board of its responsibilities as plan fiduciary; (5) require regular salary and benefit surveys comparing the Bank with its competitors; (6) approve all changes in the compensation package of senior management of the Bank, as recommended by the President;
     (7) consult with the President concerning any exceptional adjustments to the compensation package of other officers and employees of the Bank; (8) design and review periodically a manpower plan for the Bank; and (9) grant incentive stock options and non-qualified stock options to Directors, officers, and employees, and other service providers, as appropriate, and in accordance with stock option plans approved from time to time by the Board and the shareholders. [Revised per 10/22/98 Resolution]

(c) Meetings of the Human Resources Committee shall be held as required at such times and place as the Committee may determine, or upon call of the Chairman of the Board, the President or the Chairman of the Committee. The Chairman of the Committee shall preside at all meetings of the Committee; in his absence, any other member present may be chosen to preside at such meeting. A majority of the Committee shall constitute a quorum. The act of the majority present at a meeting, at which a quorum is present, shall be the act of the Committee.



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




(d) The minutes of the Committee shall be presented to the Board of Directors at its next meeting following such meeting of the Committee; except that, when such meeting of the Board of Directors occurs within two days following the day of such meeting of the Committee, such minutes shall, if not presented at such first meeting, be presented to the Board of Directors at its second meeting following such meeting of the Committee. At the meeting at which the minutes of the Committee are presented, the Board of Directors shall have the right to veto all or any part of said minutes.

SECTION 4.6 - OTHER COMMITTEES

(a) The Board may also appoint such other Committees as are considered necessary or desirable for the efficient conduct of the Bank's business and, to the extent permitted by law, may assign to any such Committee the exercise of such powers as the Board may see fit.

(b) The Committees of the Board shall have such powers as shall be conferred or authorized by these Bylaws, the Position Descriptions approved by the Board, or by the resolution establishing them. Each Committee of the Board may meet at a time and place as fixed by a majority of that Committee consistent with these Bylaws, and may include meetings by telephone conference call or other means appropriate for the efficient conduct of Committee business.

(c) Each of such Committees shall select one of its members, who is a Director, to be Chairman thereof. A majority of the Committee shall constitute a quorum for the transaction of business at any meeting thereof and the act of the majority of the members present at a meeting, at which a quorum is present, shall be the act of the Committee.

(d) The minutes of each meeting of each such Committee shall be presented to the Board of Directors at its next meeting following such meeting of the Committee; except that, when the meeting of the Board is held within two days after the Committee meeting, such minutes shall, if not presented at the first meeting, be presented to the Board at its second meeting following such Committee meeting.

                       ARTICLE V - SHARES OF CAPITAL STOCK

SECTION 5.1 - STOCK CERTIFICATES

     The Bank shall issue to each of its stockholders a certificate or certificates, evidencing the number of shares of the capital stock of the Bank held by the stockholder. Each such certificate shall be signed by, or in the name of the Bank, by the Chairman of the Board, or the President, or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and be sealed with the Seal of the Bank or a facsimile thereof. If the certificate is countersigned by a Transfer Agent or Registrar who is not an officer or employee of the Bank, any and all other signatures may be facsimiles. In case any Officer, Transfer Agent or Registrar who has signed or whose facsimile


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


     signature has been placed upon such certificate shall have ceased to be such Officer, Transfer Agent or Registrar before such certificate is issued, it may be issued by the Bank with the same effect as if he were such Officer, Transfer Agent or Registrar at the date of issue.

SECTION 5.2 - TRANSFERS OF SHARES

     Transfers of shares of the capital stock of the Bank shall be made only on the books of the Bank by the registered holder thereof or by his attorney thereunto authorized by power of attorney duly executed, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a proper instrument of transfer. Subject to the provisions of N.J.R.S. Title 12A, Chapter 8, the Board may make such additional rules and regulations as it may deem expedient concerning the issue, registration and transfer of certificates for shares of capital stock of the Bank and may appoint one or more transfer agents, transfer clerks and/or registrars and require all certificates to bear the signatures thereof. The Bank shall be entitled to treat the holder of record of any share or shares of capital stock as the owner thereof in fact.

SECTION 5.3 - LOST, DESTROYED OR STOLEN CERTIFICATES

     No certificate for shares of capital stock of the Bank shall be issued in place of any certificate alleged to have been lost, destroyed or stolen except on production of evidence, satisfactory to the Board of Directors, of such loss, destruction or theft, and, if the Board of Directors so requires, upon the furnishing of an indemnity bond in such amount and with such terms and such surety as the Board of Directors may, in its discretion, require.

SECTION 5.4 - RECORD DATE

     For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than thirty-five days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken; and in any such case, only stockholders of record at the close of business on the date so fixed shall be entitled to notice of and to vote at such meeting and at any adjournment thereof, or to receive payment of such dividend, or to be treated as stockholders for such other proper purpose, as the case may be, notwithstanding any transfer of stock on the books of the Bank after the record date so fixed.



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




                           ARTICLE VI - CORPORATE SEAL

SECTION 6.1 - SEAL

     The Corporate Seal of the Bank shall be a device bearing the name "The Bank of the Somerset Hills" and otherwise in the form adopted and used by the Bank, imprinted or affixed by any process. The President, Secretary, Treasurer, and any other officers authorized by resolution of the Board of Directors, shall be empowered to use and attest the corporate seal on all documents.

                            ARTICLE VII - AMENDMENTS

SECTION 7.1 - AMENDMENTS

(a) Subject to the limitations provided by R.S.17:9A-77, these Bylaws may be altered, amended or repealed, or new Bylaws may be made, by the Board of Directors, by the affirmative vote of a majority of the full Board at any regular or special meeting thereof, provided that at least two days prior written notice of the intended action shall have been given to the Directors. Such notice may be waived by a Director at or prior to the meeting.

(b) If the Board of Directors shall make, alter, amend or repeal the Bylaws, the stockholders at any meeting, by the affirmative vote of the holders of a majority of the capital stock of the Bank entitled to vote at such meeting, shall have the power to alter or repeal Bylaws newly adopted by the Board of Directors or to restore to their original status, Bylaws which the Board may have altered or repealed.

                         ARTICLE VIII - EMERGENCY BYLAWS

SECTION 8.1 - EFFECTIVE PERIOD

     Subject to the provisions of law, the Emergency Bylaws provided in this
     Article VIII shall be operative during any emergency in the conduct of the business of the Bank resulting from an attack on the United States or any nuclear or atomic disaster, notwithstanding any different provision in the preceding Article of the Bylaws or in the Articles of Incorporation of the Bank. To the extent not inconsistent with the provisions of this Article, the Bylaws provided in the preceding Articles shall remain in effect during such emergency and upon its termination, the Emergency Bylaws shall cease to be operative.



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




SECTION 8.2 - MEETINGS; NOTICE; QUORUM; POWERS

     During any such emergency:

(a) A meeting of the Board of Directors may be called by any Officer or Director of the Bank. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the Directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

(b) At any such meeting of the Board of Directors, a quorum shall consist of five Directors; to the extent required to constitute a quorum at any meeting of the Board during any such emergency, the Officers (who are stockholders) of the Bank who are present shall be deemed, in order of rank, and within the same rank in order of seniority, directors for such meeting; in the absence of sufficient Officers, other stockholders designated in a list approved by the Board before the emergency shall be deemed Directors for the purposes of establishing a quorum.

(c) During such an emergency, in the event that any Officers or agents of the Bank shall for any reason be rendered incapable of discharging their duties, those duties shall be performed by the person or persons next in line in the Bank's plan of succession, an up-to-date copy of which shall be maintained with these Bylaws, or as the Board of Directors may provide and modify from time to time. In addition to the general line of succession provided with respect to the Chairman of the Board, should the President be rendered incapable of discharging his duties during such an emergency, he shall be succeeded as chief operating officer by a Senior Vice President responsible for operations and branches, or in case of his incapacity, by the Treasurer, or as the Board in any case may otherwise direct.

(d) The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the main office or designate several alternative main offices, or authorize the officers so to do.

SECTION 8.3 - NON-LIABILITY

(a) No Officer, Director or Employee acting in accordance with these Emergency Bylaws shall be liable except for willful misconduct.

(b) No Officer, Director or Employee shall be liable for any action taken by him in good faith in such an emergency in furtherance of the ordinary business affairs of the Bank even though not authorized by the Bylaws then in effect.



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




SECTION 8.4 - REPEAL OR CHANGE

     These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, but no such repeal or change shall modify the provisions of Section 8.3 with regard to action taken prior to the time of such repeal or change. Any amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

     ARTICLE IX - INDEMNIFICATION FROM ACTIONS AGAINST DIRECTORS, MANAGERS, OFFICERS AND EMPLOYEES OF THE BANK OF THE SOMERSET HILLS

SECTION 9.1 - INDEMNIFICATION OF CORPORATE AGENT

(a) Pursuant to the provisions of N.J.S.A. 17:9A-250B, The Bank of The Somerset Hills shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the bank, if:

     1. Such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the bank;

     2. With respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful.

     The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such corporate agent did not meet the applicable standards of conduct set forth in subdivisions (1) and (2) of this subsection.

(b) The Bank of the Somerset Hills shall have the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the bank to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the bank. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable for negligence or misconduct, unless and only to the extent that the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnify for such expenses as the court shall deem proper.

(c) In addition to the foregoing, The Bank of the Somerset Hills shall indemnify a corporate agent against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to in N.J.S.A. 17:9A-250B and 250C or in defense of any claim, issue or matter therein.


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